Exhibit 10(d)

                          AGREEMENT REGARDING SEVERANCE
                              AND CHANGE IN CONTROL

         AGREEMENT made this ____ day of ______________, 199__, between Mobile America Corporation, Inc., a Florida corporation, hereinafter called "Corporation," and ____________, hereinafter called "you."

         WHEREAS, the "Corporation" considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel, and in this connection, the Board of Directors of the Corporation ("Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its shareholders; and

         WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation;

         NOW THEREFORE, in order to induce you to remain in the employ of the Corporation and in consideration of your agreement set forth below, the Corporation agrees that you will receive the severance benefits set forth in this agreement ("Agreement") in the event your employment with the Corporation is terminated under the circumstances described below subsequent to a "change in control of the Corporation" (as defined below).

         1. No benefits shall be payable hereunder unless there shall have been a change in control of the Corporation. For purposes of this Agreement, a "change in control of the Corporation" shall be deemed to have occurred if:

             A. Acquisition of 30% of the voting stock within a 12-month period by a person or group who did not previously own 30% of the voting stock. Any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same propor-tions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of securities of the Corporation repre-senting 30% or more of the combined voting power of the Corporation's then outstanding securities within a 12-month period. However, a change of control shall not have been deemed to occur pursuant to this subsection in the event the above outlined acquisition occurs as the result of a public registered offering in the normal course of business where there is no substantial change in the Board or management of the Corporation.

             B. A 50% change in the composition of the Board of Directors if the new members are not endorsed by the old board, and during any period of three (3) consecutive years (not including any period prior to the execution of this Agreement), individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (A), (C) or
         (D) of this section) whose nomination by the Board or election by the Corporation's shareholders was approved by a vote of at least 50% of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             C. The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other Corporation the sub-sequent consummation of the approved transaction shall not constitute a separate change of control, other than (1) a merger or consolidation which would result in the voting securities of the Corporation out-standing immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Corporation or such surviving entity outstand-ing immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires 30% or more of the combined voting power of the Corporation's then outstanding securities (if the approved transaction is abandoned the change of control shall cease on the date of the Board of Director's announcement of such), or

             D. The shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposi-tion by the Corporation of 50% or more of the Corporation's assets within a 12-month period.

         2. The term of this Agreement shall begin on the date of a change in control of the Corporation and shall end on the date which is 18 months after a change in control of the Corporation (or, if later, the date which is 18 months after the date of the consummation of the transaction approved in Clause C of
Section 1 if the change in control of the Corporation is shareholder approval in such Clause C). If any of the events constituting a change in control of the Corporation shall have occurred, you shall be entitled to the benefits provided herein upon the subsequent termination of your employment during the term of this Agreement unless such termination is (i) because of your death or Disability, (ii) by the Corporation for Cause, or (iii) by you other than for Good Reason. In the event your employment with the Corporation is terminated for any reason and subsequently a change in control of the Corporation occurs, you shall not be entitled to any benefits hereunder. Further, no benefits hereunder shall be provided under this contract if a termination occurs before or after the term of this Agreement.

             A. Termination by the Corporation of your employment for "Cause" shall mean termination upon (i) the willful and continued failure by you to substantially perform your duties with the Corporation (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined herein) by you for Good Reason (as defined herein)) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties and you do not immediately begin to substantially perform your duties, or (ii) the willful engaging by you in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise. For purposes of this section, no act or failure to act on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith without reasonable belief that your action or omission was in the best interest of the Corporation, or (iii) due to a felony conviction involving moral turpitude or in which the company was a victim. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of the majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above and specifying the particulars thereof in detail.

             B. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, with or without your express written consent, the occurrence after a change in control of the Corporation of any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination (as defined herein) specified in the Notice of Termination (as defined herein) given in respect thereof:

                 i. A change in your title with the Corporation which substantially reduces the status of your responsibilities from those in effect immediately prior to the change in control of the Corporation;

                ii. A reduction by the Corporation in your annual base salary as in effect on the dale hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of any Person in control of the Corporation;

               iii. The relocation of the Corporation's offices at which you are principally employed to a location more than sixty miles from the location of such offices immediately prior to the change in control of the Corporation, or the Corporation's requiring you to be based anywhere other than such offices, except for required travel on the Corporation' s business to an extent substantially consistent with your present business travel obligations;

                iv. The failure by the Corporation to timely pay to you any portion of your current compensation or to timely pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Corporation;

                 v. The failure by the Corporation to continue, in substantial effect, the current bonus program, car allowance, or benefit plan, in which you participate immediately prior to the change in control of the Corporation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the change in control of the Corporation;

                vi. The failure by the Corporation to continue to provide you with benefits substantially similar (determined on the basis of the plan as a whole as it applies to all participants) to those enjoyed by you under any of the Corporation's pension, life insurance, medical, health and accident, or disability plans in which you were participating at the time of the change in control of the Corpora-tion, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits, or the failure by the Corporation to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Corporation's normal vacation policy in effect at the time of the change in control of the Corporation; or

               vii. The failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

         3. Any purported termination of your employment by the Corporation or by you shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

         4. "Date of Termination" shall mean (a) if your employment is terminated for Disability, fourteen (14) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such period), and (b) if your employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination for Good Reason shall not be less than fourteen (14) nor more than thirty (30) days, respectively, from the date such Notice of Termination is given.

         5. Following a change in control of the Corporation, you shall be entitled to the following benefits upon termination of your employment by the Corporation other than for Cause, your death or Disability or by you for Good Reason provided that such period or termination occurs during the term of this
Agreement:

             A. The Corporation shall pay you your base salary for 18 months, plus all other vested amounts to which you are entitled under any compensation plan of the Corporation, at the time such payments are due, except as otherwise provided below;

             B. Any earned but unpaid bonus from any prior periods shall be paid.

             C. You may accelerate outstanding stock options ("Options"), if any, granted to you under the Corporation's stock option plans other than as provided in applicable Federal or state securities or corporate law. You may purchase stock at option price and sell or gift it when you so desire. In the event you are transferred from an employee to the Board of Directors, you will be entitled to accelerate your stock options as a director.

             D. For an 18 month period after such termination, the Corporation shall arrange to provide you with life and health insurance benefits substantially similar to those which you were receiving immediately prior to the Notice of Termination. In addition to the foregoing life insurance benefits, at the end of said above-stated period, to the extent permitted by the life insurance policies then maintained by the Corporation, the Corporation shall take whatever steps are appropriate to assign to you from such policies a life insurance benefit on your life providing term insurance to the age of sixty-five (65) years in a face amount substantially similar to the life insurance protection provided to you immediately prior to the Notice of Termination; provided however, that you shall be responsible for the premiums with respect to said policy for said term.

             E. The Corporation shall reimburse you for reasonable outplacement assistant services up to a maximum of $15,000.

         6. The payments provided for herein shall be made not later than the 30th day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the 90th day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to you, payable on the 30th day after demand by the Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

         7. You shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Corporation, or otherwise.

         8. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or sub-stantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. Failure of the Corporation to obtain such assumption and agree-ment prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a change in control of the Corporation, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termina-tion. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as afore-said which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         9. This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

        10. In the event that the transaction constituting a change in control of the Corporation is intended to be treated as a "Pooling of Interests" for accounting purposes, any provision or provisions in this Agreement will be deemed null and void to the extent that such provision or provisions would preclude "Pooling of Interests" accounting treatment.

        11. For the purpose of this Agreement, notices and all other communica-tions provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage paid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation, or, if either party has furnished another address to the other in writing in accordance herewith, to such other address, except that notice of change of address shall be effective only upon receipt.

        12. The Corporation is authorized to make all applicable withholding on any payments hereunder.

        13. Time is of the essence of this agreement. This agreement is made in the State of Florida and shall be governed by Florida law. This is the entire agreement between the parties and may not be modified or amended except by a written document signed by the party against whom enforcement is sought. This agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this agreement. Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this agreement. Wherever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine or neuter as the context requires. The prevailing party in any litigation, arbitration or mediation relating to this agreement shall be entitled to recover its reasonable attorneys fees from the other party for all matters, including but not limited to appeals. Duval County, Florida, shall be proper venue for any litigation involving this agreement.

         IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

                                       Corporation:  Mobile America Corporation




__________________________________     _________________________________________
                                                             (Seal)


__________________________________
Witnesses

                                       Employee:



__________________________________     _________________________________________
                                       (Seal)


__________________________________

Witnesses


         The foregoing instrument was acknowledged before me this ____ day of ________________, 19___ by _____________________, who is personally known to me or who has produced __________________________ as identification and who did (did not) take an oath. (Notary must check applicable box).

     [_]     is/are personally known to me.

     [_]     produced a current Florida driver's license as identification.

     [_]     produced _____________________ as identification.

{Notary Seal must be affixed}

                                      __________________________________________
                                      SIGNATURE OF NOTARY



                                      __________________________________________
                                      Name of Notary (Typed, Printed or Stamped)

                                      Commission Number ________________________
                                                        [if not legible on seal]

                                      My Commission Expires ____________________
                                                        [if not legible on seal]